SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 23, 2005
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 23, 2005, a wholly-owned subsidiary of Ashford Hospitality Trust, Inc. (the “Company”) entered into the following agreement:
Revolving Credit Loan And Security Agreement, dated December 23, 2005, by and among Ashford Finance Subsidiary II LP (as Borrower) and UBS Real Estate Investments, Inc. (as Lender)
The information set forth in Item 2.03 is incorporated herein by reference.
ITEM 2.03 MATERIAL FINANCIAL OBLIGATION
On December 23, 2005, the Company executed a $100.0 million senior secured revolving credit facility with UBS Real Estate Investments, Inc. The credit facility has the ability to be increased to $150.0 million subject to certain conditions, is initially secured by certain mezzanine loans receivable, matures in three years, incurs interest at LIBOR plus a range of 1.5% to 2.75% depending on the loan-to-value ratio and types of collateral pledged, requires monthly interest-only payments through maturity, requires quarterly commitment fees based on 0.15% of the average undrawn balance during the quarter, includes certain prepayment restrictions and fees, and is subject to acceleration upon the occurrence of certain events of default by the borrowers.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (b) Exhibits
10.27	Revolving Credit Loan And Security Agreement, dated December 23, 2005, by and among the Registrant and UBS Real Estate Investments, Inc.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 28, 2005

ASHFORD HOSPITALITY TRUST, INC.
By:	/S/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer